                                                                       EXHIBIT 4

                                CLASS B WARRANT



                   To Purchase _____ Shares of Common Stock,
                                no par value, of



                           EVERGREEN RESOURCES, INC.



                          Dated as of August 23, 1996

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

     CLASS B WARRANT

     To Purchase         Shares of Common Stock, no par value, of
                 -------


     EVERGREEN RESOURCES, INC.


No. BRW-                 ,
        ---- --------- --  ----

     THIS IS TO CERTIFY that, for value received,                              ,
                                                  -----------------------------
or registered assigns, is entitled upon the due exercise hereof at any time
during the Exercise Period to purchase the lesser of (i) (x)          multiplied
                                                             --------
by (y) a fraction the numerator of which is $1.00 (which amount shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the 8% Preferred Stock after the Original Issue Date and on or prior to the Warrant Trigger Date), and the denominator of which is $1.00, and (ii) the Adjusted Initial Number of shares of Common Stock of Evergreen Resources, Inc., a Colorado corporation (the "Company"), at an Exercise Price of $8.34 per share (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

     This Warrant is one of the Company's Class B Warrants to Purchase Shares of Common Stock (herein, together with any warrants issued in exchange therefor or replacement thereof, all as amended or supplemented from time to time, called the "Warrants") issued originally for an aggregate of 899,280.58 shares of Common Stock pursuant to the separate, but identical, Securities Purchase Agreements, dated the Original Issue Date by and between the Company and the institutional investors named therein (such agreements collectively, as amended, modified and supplemented from time to time, the "Securities Purchase Agreement"). Reference is hereby made to the Securities Purchase Agreement for a description of, among other things, certain rights of the holders of the Warrants and Warrant Shares. Holders of Warrants and/or Warrant Shares are entitled to the applicable benefits of the Securities Purchase Agreement and may enforce the applicable agreements contained therein, all in accordance with and subject to the terms thereof, notwithstanding any redemption or acquisition of any of the other securities issued pursuant to the Securities Purchase Agreement.

     This Warrant shall expire in the event that no shares of 8% Preferred Stock which constitute a portion of the Applicable Redemption Multiple are redeemed by the Company from the holder of this Warrant on the Warrant Trigger Date pursuant to section 4.2 of the Resolution.

1.   Definitions.
     ------------

     1.1.  Definitions of Terms.
           ---------------------

      "Adjusted Initial Number" shall mean a number of shares of Common Stock,
       -----------------------
calculated as of the Warrant  Trigger Date, equal to (i) the product of (x)
                                                      -                  -
$1.00 (which amount shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the 8% Preferred Stock after the Original Issue Date and on or prior to the Warrant Trigger
Date) multiplied by (y) the number of shares of 8% Preferred Stock, if any,
                     -
redeemed by the Company from the holder of this Warrant on the Warrant Trigger Date pursuant to section 4.2 of the Resolution, but only to the extent such shares constitute a portion of the Applicable Redemption Multiple, divided by
(ii) the Exercise Price in effect on the Warrant Trigger Date.  The holder of
 --
this Warrant shall insert the Adjusted Initial Number on Schedule I to this Warrant on or after the Warrant Trigger Date, and such Adjusted Initial Number, as so inserted, shall be deemed the Adjusted Initial Number for all purposes of this Warrant.

      "Affiliate" shall have the meaning specified in the Resolution.
       ---------

      "Applicable Redemption Multiple" shall mean the [first] [second] [third]
       ------------------------------
[fourth] [fifth] multiple of 1,500,000 shares of 8% Preferred Stock, or portion thereof, specified to be redeemed at the option of the Company pursuant to section 4.2 of the Resolution in a notice delivered pursuant to section 4.3 of the Resolution. [At the Initial Closing, each Purchaser shall be issued five
                 ------------------------------------------------------------
Class B Warrants, one for each multiple of 1,500,000 shares which may be
- ------------------------------------------------------------------------
redeemed.]
- ----------

      "Assignment" shall mean the form of Assignment appearing at the end of
       ----------
this Warrant.

      "Common Stock" shall mean the shares of Common Stock, no par value, of
       ------------
the Company as constituted on the Original Issue Date and any shares into which such Common Stock shall have been changed or any shares resulting from any reclassification of such Common Stock.

      "Company" shall mean Evergreen Resources, Inc., a Colorado corporation,
       -------
and any successor corporation.

      "Convertible Securities" shall mean evidences of indebtedness, shares
       ----------------------
(including, without limitation, shares of Preferred Stock) of stock or other securities which are convertible into or exchangeable or exercisable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

      "Current Market Price" of any security as of any date herein specified
       --------------------
shall mean the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question (or in the event that a security has been traded for less than 45 days, each of the trading days on which such security has been traded). The closing price for each day shall be (a) if such security is listed or admitted for trading on any national
          -
securities exchange, the last sale price of such security, regular way, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (b) if not reported as described in clause (a), the
                             -
average of the closing bid and asked prices of such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, or (c)
                                                                            -
if not quoted as described in clause (b), the average of the closing bid and asked prices for such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (b) of the preceding sentence if bid and asked prices are reported but actual transactions are not.

      "Daily Market Price" of the Common Stock as of any date herein specified
       ------------------
shall mean the closing price of the Common Stock on such date. The closing price for any date shall be (a) if the Common Stock is listed or admitted for trading
                       -
on any national securities exchange, the last sale price of the Common Stock, regular way, or the closing bid price thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which the Common Stock is listed, or (b) if not reported as described in clause (a), the
                            -
closing bid price of the Common Stock in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, or (c) if not quoted as described in clause (b), the closing bid price for the Common Stock as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company. If the Common Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause
(a) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (b) of the preceding sentence if bid price are reported but actual transactions are not.

      "8% Preferred Stock" shall mean the 8% Preferred Stock, $1.00 par value,
       ------------------
of the Company established pursuant to the Resolution.

      "Exercise Price" shall mean the price per share of Common Stock set forth
       --------------
in the preamble to this Warrant, as such price may be adjusted pursuant to section 4.

      "Exercise Period" shall mean the period commencing on the Warrant Trigger
       ---------------
Date and terminating at 5:00 p.m. Boston time on the tenth anniversary of the Warrant Trigger Date.

      "Fair Value" shall mean the fair value of the appropriate security,
       ----------
property, assets, business or entity as determined by an independent appraiser of recognized national standing (selected by the Company and reasonably satisfactory to the Required Holders of the Warrants), in each case in accordance with generally accepted financial practice. Such determination shall be set forth in writing, and the Company shall, immediately following such determination, deliver a copy thereof to each holder or holders of Warrants then outstanding. The determination so made shall be conclusive and binding on the Company and on such holder or holders. The Company shall pay all of the expenses incurred in connection with any such determination, including, without limitation, the expenses of the independent appraiser engaged to make such determination. If the Company shall not have selected such appraiser within 20 days after the occurrence of the event giving rise to the need therefor, then the Required Holders of the Warrants at the time outstanding may select such appraiser. Notwithstanding the foregoing, in the case of any security, if clauses (a), (b) or (c) of the definition of Current Market Price are applicable to such security, then the Fair Value of such security shall be the Current Market Price of such security.

      "Notice of Exercise" shall mean the form of Notice of Exercise appearing
       ------------------
at the end of this Warrant.

      "Officers' Certificate" shall mean a certificate signed on behalf of the
       ---------------------
Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

      "Operative Documents" shall mean the Securities Purchase Agreement, the
       -------------------
securities issued pursuant thereto, the Warrants, the Warrant Shares, the Resolution and each of the other agreements, documents and instruments executed in connection therewith, each as it may from time to time be amended, modified or supplemented.

      "Original Issue Date" shall mean December 8, 1994.
       -------------------

      "Other Securities" shall mean with reference to the exercise privilege of
       ----------------
the holders of the Warrants, any shares (other than shares of Common Stock) and any other securities of the Company (including, without limitation, shares of Preferred Stock) or of any other Person which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrants, in lieu of or in addition to shares of Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of Common Stock (or Other Securities) pursuant to the terms of the Warrants or otherwise.

      "Person" shall mean an individual, a corporation, an association, a
       ------
joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

      "Preferred Stock" shall mean the Preferred Stock, $1.00 par value, of the
       ---------------
Company, including the 8% Preferred Stock.

      "Required Holders" shall mean, as of any date, the holder or holders of
       ----------------
66-2/3% or more in interest of the Warrants then outstanding (excluding all such Warrants at the time owned by the Company or any Affiliate of the Company).

      "Resolution" shall mean the Resolution of the Board of Directors of the
       ----------
Company establishing the 8% Convertible Preferred Stock, $1.00 par value, of the Company and set forth in Articles of Amendment to State Series Shares filed with the Secretary of State of the State of Colorado.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or
       --------------
any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, modified or supplemented from time to time.

      "Securities Purchase Agreement" shall have the meaning specified in the
       -----------------------------
preamble to this Warrant.

      "Stock Purchase Rights" shall mean any warrants, options or other rights
       ---------------------
to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

      "Subsidiary" of any Person at any date shall mean (a) any other Person
       ----------
50% or more (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person; (b) any other Person of which such first-mentioned Person or any of its other Subsidiaries is a general partner; and (c) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to 50% or more of such Person's profits or losses or 50% or more of such Person's assets on liquidation or (ii) holds an equity interest in such Person of 50% or more. As used herein, unless the context clearly requires otherwise, the term "Subsidiary" refers to a Subsidiary of the Company.

      "Voting Stock", when used with reference to any Person, shall mean shares
       ------------
(however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than shares having such power only by reason of the happening of a contingency.

      "Warrant Shares" shall mean the shares of Common Stock (and/or Other
       --------------
Securities) issued or issuable, as the case may be, from time to time upon exercise of the Warrants, including, without limitation, any shares of Common Stock (and/or Other Securities) issued or issuable with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise.

      "Warrants" shall have the meaning specified in the preamble to this
       --------
Warrant.

      "Warrant Trigger Date" shall mean the date on which the Applicable
       --------------------
Redemption Multiple, or any portion thereof, is redeemed pursuant to section 4.2 of the Resolution. The holder of this Warrant shall insert the actual date of the Warrant Trigger Date on Schedule I to this Warrant on or after the occurrence of the Warrant Trigger Date, and such date, as so inserted, shall be deemed the Warrant Trigger Date for all purposes of this Warrant, and any Warrant issued in exchange or replacement hereof.

     1.2.  Other Definitions.  The terms defined in this section 1.2, whenever
           -----------------
used in this Warrant, shall, unless the context otherwise requires, have the following respective meanings:

     "this Warrant" (and similar references to any of the other Operative
      ------------
Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and
                                      ------        -------     ------
"thereof"), "hereunder" (and "thereunder") and words of similar import shall,
 ------      ---------        ----------
unless the context clearly requires otherwise, refer to, such instruments as they may from time to time be amended, modified or supplemented.

      "corporation" shall include an association, joint stock company, business
       -----------
trust or other similar organization.

     "shares" of any Person shall include any and all shares of capital stock of
      ------
such Person of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.


2.   Exercise of Warrant
     -------------------

     2.1.  Right to Exercise; Notice.  On the terms and subject to the
           -------------------------
conditions of this section 2, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time or from time to time during the Exercise Period, all as more fully specified below, provided
                                                                    --------
that a partial exercise of this Warrant for less than the entire remaining amount of Warrant Shares issuable under this Warrant shall be made only for a whole number of shares.

     2.2.  Manner of Exercise; Issuance of Shares of Common Stock.  To exercise
           ------------------------------------------------------
this Warrant, the holder hereof shall deliver to the Company (a) a Notice of
                                                              -
Exercise duly executed by the holder hereof (or its attorney) specifying the number of Warrant Shares to be purchased, (b) an amount equal to the aggregate
                                           -
Exercise Price then in effect for all Warrant Shares as to which this Warrant is then being exercised and (c) this Warrant. At the option of the holder hereof,
                          -
payment of the Exercise Price shall be made (w) by wire transfer of funds to an
                                             -
account in a bank located in the United States designated by the Company for such purpose, (x) by check payable to the order of the Company, (y) by
               -                                                 -
application of any Warrant Shares as provided below, or (z) by any combination
                                                         -
of such methods.

      Upon the exercise of this Warrant in whole or in part, the holder hereof may, at its option, submit to the Company written instructions from such holder to apply any specified portion of the Warrant Shares issuable upon such exercise in payment of the Exercise Price required upon such exercise, in which case the Company will accept such specified portion of the Warrant Shares (at a value per share equal to the Current Market Price of such share, if applicable, or the then Fair Value of such share less, in each case, the Exercise Price then in
                              ----
effect), in lieu of a like amount of such cash payment.

      Upon receipt of the items referred to in section 2.3, the Company shall, as promptly as practicable, and in any event within five days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or the transferee designated in the Notice of Exercise, a certificate or certificates representing the number of Warrant Shares specified in the Notice of Exercise (but not exceeding the maximum number of shares then issuable upon exercise of this Warrant) minus the number of
                                                       -----
Warrant Shares, if any, applied in payment of the Exercise Price. Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

     If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to the holder hereof or the transferee so designated in the Notice of Exercise, a new Warrant evidencing the right of the holder hereof or such transferee to purchase at the Exercise Price then in effect the aggregate number of Warrant Shares for which this Warrant shall not have been exercised and this Warrant shall be canceled.

     2.3.  Effectiveness of Exercise.  Unless otherwise requested by the holder
           -------------------------
hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates representing Warrant Shares shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become the holder of record of such Warrant Shares for all purposes, as of the close of business on the date on which the Notice of Exercise, the Exercise Price and this Warrant shall have been received by the Company.

     2.4.  Fractional Shares.  The Company shall not issue fractional Warrant
           -----------------
Shares or scrip representing fractional Warrant Shares upon any exercise of this Warrant. As to any fractional Warrant Shares which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall issue one share which the holder hereof shall be entitled to purchase from the Company at a price equal to the Exercise Price calculated as of the date of the Notice of Exercise. Payment of such amount shall be made in any manner permitted under section 2.2 at the time of delivery of any certificate or certificates deliverable upon such exercise.

     2.5.  Continued Validity.  A holder of Warrant Shares issued upon the
           ------------------
exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions of this Warrant except such rights as by their terms apply solely to the holder of a Warrant, notwithstanding that this Warrant is canceled following such exercise. The Company will, at the time of any exercise of this Warrant, upon the request of the holder of the Warrant Shares issued upon the exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, including, without limitation, those set forth in sections 7.1, 7.2, 7.4 and 7.5 of this Warrant; provided that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3.   Registration, Transfer, Exchange and Replacement of Securities; Legends.
     ------------------------------------------------------------------------

     3.1.  Registration, Transfer, Exchange and Replacement of Securities.
           ---------------------------------------------------------------
Reference is hereby made to sections 13 and 14 of the Securities Purchase Agreement for certain provisions relating to the registration, transfer, exchange and replacement of the Warrants and Warrant Shares. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE SECURITIES PURCHASE AGREEMENT, THIS WARRANT MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, PRIOR TO THE WARRANT TRIGGER DATE EXCEPT TOGETHER WITH A PROPORTIONATE PERCENTAGE OF THE SHARES OF 8% PREFERRED STOCK OWNED BY THE HOLDER HEREOF WHICH WERE INITIALLY ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT. Warrants issued after the Warrant Trigger Date in exchange or replacement of another Warrant shall specify in the preamble the aggregate number of Warrant Shares then issuable upon exercise of such new Warrant and the Exercise Price then in effect, and shall not contain the definition of Adjusted Initial Number, the last paragraph of the preamble to this Warrant, clause (a) of section 4.1 or the reference to Adjusted Initial Number in Schedule I.

     3.2.  Legends.  Neither this Warrant nor any Warrant Shares may be
           -------
transferred or assigned unless registered under the Securities Act or unless an exemption from such registration is available. Until the date on which a registration statement covering the Warrants becomes effective under the Securities Act, each Warrant shall bear a legend in substantially the following form:

     "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM."

     Until the date on which a registration statement covering the Warrant Shares becomes effective under the Securities Act, each certificate evidencing Warrant Shares shall bear a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM."


4.   Anti-Dilution Provisions.
     ------------------------

     4.1.  Adjustment of Number of Shares Purchasable.
           ------------------------------------------

     (a) On the Warrant Trigger Date, the number of shares of Common Stock which the holder hereof shall thereafter be entitled to purchase, at the Exercise Price then in effect, shall equal the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying (i) $8.34 by (ii) the Adjusted Initial Number and dividing the product thereof by the Exercise Price in effect on the Warrant Trigger Date, provided that the number
                                                      --------
of shares which such holder shall thereafter be entitled to purchase shall be subject to further adjustment, as provided in section 4.1(b), upon any subsequent adjustment to the Exercise Price pursuant to section 4.2, and provided, further, that the Exercise Price at which this Warrant shall be
- --------  -------
exercisable shall be subject to further adjustment pursuant to section 4.2.

     (b) Upon any adjustment of the Exercise Price as provided in section 4.2 occurring on or after the Warrant Trigger Date, the number of shares of Common Stock which the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, shall be adjusted to equal the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying (i) the Exercise Price in effect immediately prior to such adjustment to the Exercise Price by (ii) the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment, provided that the number of shares which such holder shall thereafter be
- --------
entitled to purchase shall be subject to further adjustment upon any subsequent adjustment to the Exercise Price pursuant to section 4.2 and provided, further,
                                                             --------  -------
that the Exercise Price at which this Warrant shall be exercisable shall be subject to further adjustment pursuant to section 4.2.

     4.2.  Adjustment of Exercise Price.  Except as otherwise provided in
           ----------------------------
section 4.2(n) below, the Exercise Price shall be subject to adjustment from time to time as set forth in this section 4.2.

     (a)   Stock Dividends, Subdivisions and Combinations.  If and whenever the
           ----------------------------------------------
Company subsequent to the date hereof:

           (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, or

           (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

           (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding
          -
shares of Common Stock immediately prior to such event, and (B) the denominator
                                                             -
of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

     (b)   Issuance of Additional Shares of Common Stock.  If and whenever the
           ---------------------------------------------
Company subsequent to the date hereof shall issue or sell any shares of Common Stock (except as otherwise provided in the last paragraph of this section 4.2(b)), for a consideration per share less than the greater of (x) the Fair
                                                                 -
Value per of Common Stock and (y) the Exercise Price then in effect (determined,
                               -
in each case, as of the date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as of the date specified in the next succeeding paragraph to the lower of the prices calculated pursuant to the following clauses (i) and (ii) of this section 4.2(b) and shall be determined by:

           (i)    multiplying the Exercise Price in effect as of the date
                  -----------
     specified in the next succeeding paragraph by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock
               -              -
     outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Company upon
           -
     such issue or sale, divided by (B) the total number of shares of Common
                                     -
     Stock outstanding immediately after such issue or sale, and the denominator of which is the Fair Value per share of Common Stock immediately prior to such issue or sale; and

           (ii)   dividing (A) the sum of (1) the number of shares of Common
                  --------  -              -
     Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price in effect immediately prior to such issue or sale plus (2)
                                                                            -
     the aggregate consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock
                        -
     outstanding immediately after such issue or sale.

     For purposes of this section 4.2(b), the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value and the Exercise Price then in effect shall be determined shall be the earlier of (i) the date on
                                                                  -
which the Company shall enter into a firm contract for the issuance of such shares of Common Stock and (ii) immediately prior to the date of actual issuance
                            --
of such shares of Common Stock.

     No adjustment of the Exercise Price shall be made under this section 4.2(b) upon the issuance of any shares of Common Stock which are (i) distributed to
                                                           -
holders of shares of Common Stock pursuant to a stock dividend or subdivision for which an adjustment shall previously have been made under section 4.2(a) or
(ii) issued pursuant to the exercise of any Stock Purchase Rights or pursuant to
 --
the conversion or exchange of any Convertible Securities to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to sections 4.2(a), (c) or
(d).

     (c)   Issuance of Stock Purchase Rights.  If and whenever the Company
           ---------------------------------
subsequent to the date hereof shall issue or sell any Stock Purchase Rights (except as otherwise provided in the last paragraph of this section 4.2(c)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the greater of (x) the Fair Value per share of Common Stock and (y) the
                     -                                                -
Exercise Price then in effect (determined, in each case, as of the date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as provided in section 4.2(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Fair Value and the Exercise Price then in effect specified in the next succeeding paragraph.

     For the purposes of this section 4.2(c), the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value and the Exercise Price then in effect shall be determined shall be the earlier of (i) the date on which the Company shall enter
                                    -
into a firm contract for the issuance of such Stock Purchase Rights and (ii)
                                                                         --
immediately prior to the date of actual issuance of such Stock Purchase Rights.

     No adjustment of the Exercise Price shall be made under this section 4.2(c) upon the issuance of any Stock Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to section 4.2(a).

     (d)   Issuance of Convertible Securities.  If and whenever the Company
           ----------------------------------
subsequent to the date hereof shall issue or sell any Convertible Securities (except as otherwise provided in the last paragraph of this section 4.2(d)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (x) the Fair Value per share of Common Stock
                                   -
and (y) the Exercise Price then in effect (determined, in each case, as of the
     -
date specified in the next succeeding paragraph), the Exercise Price upon each such issuance or sale shall be adjusted as provided in section 4.2(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Common Stock ever necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Value and Exercise Price then in effect specified in the next succeeding paragraph.

     For the purposes of this section 4.2(d), the date as of which the Exercise Price shall be adjusted and the date as of which the Fair Value and the Exercise Price then in effect shall be determined shall be the earlier of (i) the date on
                                                                  -
which the Company shall enter into a firm contract for the issuance of such Convertible Securities and (ii) immediately prior to the date of actual issuance
                            --
of such Convertible Securities.

     No adjustment of the Exercise Price shall be made under this section 4.2(d) upon the issuance of any Convertible Securities which are (i) distributed to
                                                           -
holders of shares of Common Stock pursuant to a stock dividend to the extent that an adjustment shall previously have been made pursuant to section 4.2(a) or
(ii) issued pursuant to the exercise of any Stock Purchase Rights to the extent
 --
that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to section 4.2(a) or (c).

     (e)   Minimum Adjustment.  If any adjustment of the Exercise Price pursuant
           ------------------
to this section 4.2 shall result in an adjustment of less than $.0001, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.0001; provided that upon any adjustment of the Exercise Price resulting
           --------
from (i) the declaration of a dividend upon, or the making of any distribution
      -
in respect of, any stock of the Company payable in shares of Common Stock, Stock Purchase Rights or Convertible Securities or (ii) the reclassification by
                                              --
subdivision, combination or otherwise, of the shares of Common Stock into a greater or smaller number of shares, the foregoing figure of $.0001 per share (or such figure as last adjusted) shall be proportionately adjusted, and provided, further, that upon the exercise of this Warrant, the Company shall
- --------  -------
make all necessary adjustments (to the nearest .0001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

     (f)   Readjustment of Exercise Price.  Upon each change in (i) the
           ------------------------------                        -
consideration, if any, payable for any Stock Purchase Rights or Convertible Securities referred to in section 4.2(a), (c) or (d), (ii) the consideration, if
                                                       --
any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the number of shares of
                                               ---
Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Convertible Securities are convertible into or exchangeable for shares of Common Stock, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed consideration, number of shares of Common Stock so issuable or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the Exercise Price then in effect shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this section 4.2(f) shall (i)
                                                                          -
increase the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or (ii) require any
                                                               --
adjustment to the amount paid or number of Warrant Shares received by any Person upon any exercise of this Warrant prior to the date upon which such readjustment to the Exercise Price shall occur.

     (g)   Reorganization, Reclassification or Recapitalization of the Company.
           -------------------------------------------------------------------
If and whenever subsequent to the date hereof the Company shall effect (i) any
                                                                        -
reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in section 4.2(a)), (ii) any
                                                                      --
consolidation or merger of the Company with or into another Person, (iii) the
                                                                     ---
sale, transfer or other disposition of the property, assets or business of the Company as an entirety or substantially as an entirety or (iv) any other
                                                           --
transaction (or any other event shall occur) as a result of which holders of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash) with respect to or in exchange for the shares of Common Stock, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the Warrant Shares theretofore deliverable, as appropriate) the highest number of shares of stock or other securities and/or the greatest amount of property (including, without limitation, cash) to which the holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such reorganization or reclassification or recapitalization of capital stock, consolidation, merger, sale, transfer, disposition or other transaction or upon the occurrence of such other event, and at the same aggregate Exercise Price.

     Prior to and as a condition of the consummation of any transaction or event described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth satisfactory to the Required Holders of the Warrants so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of the

Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement of the Company and/or the successor entity, as applicable, for the benefit of and in form and substance acceptable to the Required Holders of the Warrants, which agreement shall bind the Company and/or the successor entity, as applicable, and all holders of Warrants then outstanding and shall be accompanied by a favorable opinion of the regular outside counsel to the Company or the successor entity, as applicable (or such other firm as is reasonably acceptable to the Required Holders of the Warrants), as to the enforceability of such agreement and as to such other matters as the Required Holders of the Warrants may reasonably request.

     (h) Other Dilutive Events.  If any other transaction or event (other than
         ---------------------
those explicitly referred to in this section 4.2), including, without limitation, any issuance, repurchase, redemption, or other distribution in respect of any shares of stock or securities of the Company (other than the 8% Preferred Stock) or of any other Person, including any Person referred to in section 4.2(g), shall occur as to which the other provisions of this section 4 are not strictly applicable but the failure to make any adjustment to the Exercise Price or to any of the other terms of this Warrant would not fairly protect the purchase rights and other rights represented by this Warrant in accordance with the essential intent and principles hereof, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this section 4, necessary to preserve, without dilution, the rights represented by this Warrant. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this section 4. The Company shall pay the fees and expenses of such firm of accountants in connection with any such opinion. Upon receipt of such opinion, the Company will promptly deliver a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

     (i)   Determination of Consideration.  For purposes of this section 4, the
           ------------------------------
consideration received or receivable by the Company for the issuance, sale or grant of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued and determined as follows:

           (i)    Cash Payment.  In the case of cash, the gross amount paid by
                  ------------
     the purchasers without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any reasonable underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale.

           (ii)   Non-Cash Payment.  In the case of consideration other than
                  ----------------
     cash, the Fair Value thereof (in any case as of the date immediately preceding the issuance, sale or grant in question).

           (iii)  Certain Allocations.  If shares of Common Stock,  Stock
                  -------------------
     Purchase Rights and/or Convertible Securities are issued or sold together with other securities or other assets of the Company for a consideration which covers more than one of the foregoing categories of securities and assets, the consideration received or receivable (computed as provided in clauses (i) and (ii) of this section 4.2 (i)) shall be allocable to such shares of

     Common Stock, Stock Purchase Rights and/or Convertible Securities as reasonably determined in good faith by the Board of Directors of the Company (provided such allocation is set forth in a written resolution and
              --------
     a certified copy thereof is furnished to the holder of this Warrant promptly (but in any event within 10 days) following its adoption).

           (iv)   Dividends in Securities.  If the Company shall declare a
                  -----------------------
     dividend or make any other distribution upon any stock of the Company payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, such shares of Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

           (v)    Stock Purchase Rights and Convertible Securities. The
                  ------------------------------------------------
     consideration for which each share of Common Stock shall be deemed to be issued upon the issuance or sale of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (A) the total
                                                             -
     consideration, if any, received by the Company as consideration for the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, ever payable to the Company upon the exercise of such Stock Purchase Rights and/or upon the conversion or exchange of such Convertible Securities, as the case may be, but without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any reasonable underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale; by (B) the maximum number of shares of
                                             -
     Common Stock ever issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities.

           (vi)   Merger, Consolidation or Sale of Assets.  If any shares of
                  ---------------------------------------
     Common Stock, Convertible Securities or Stock Purchase Rights are issued in connection with any merger or consolidation of which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such shares of Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of (A) any merger or consolidation of which the Company is not
                      -
     the surviving corporation or (B) the sale, transfer or other disposition of
                                   -
     the property, assets or business of the Company as an entirety or substantially as an entirety for stock or other securities of any other Person, the Company shall be deemed to have issued the number of shares of Common Stock for stock or securities of the surviving corporation or such other Person computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the surviving corporation or such other Person, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of section 4.2(g), shall be made after giving effect to such adjustment of the Exercise Price.

     (j)   Record Date.  If the Company shall take a record of the holders of
           -----------
the shares of Common Stock for the purpose of entitling them (i) to receive a
                                                              -
dividend or other distribution payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase shares
                                        --
of Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this section 4 to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

     (k)   Shares Outstanding.  The number of shares of Common Stock deemed to
           ------------------
be outstanding at any given time shall not include shares of Common Stock held by the Company or any Subsidiary of the Company.

     (l)   Maximum Exercise Price.  At no time shall the Exercise Price exceed
           ----------------------
the amount set forth in the first paragraph of the Preamble of this Warrant except as a result of an adjustment thereto pursuant to section 4.2(a)(iii) or 4.2(g).

     (m)   Application.  All subdivisions of this section 4.2 are intended to
           -----------
operate independently of one another. If a transaction or an event occurs that requires the application of more than one subdivision, all applicable subdivisions shall be given independent effect.

     (n)   No Adjustments under Certain Circumstances. Anything herein to the
           ------------------------------------------
contrary notwithstanding, no adjustment to the Exercise Price shall be made:

           (i) in the case of any issuance of shares of Common Stock (or Other Securities) upon the exercise, in whole or in part, of any Warrant or upon the issuance of any Warrant;

           (ii) in the case of any issuance of shares of Common Stock upon the conversion, in whole or in part, of any shares of 8% Preferred Stock or upon the issuance of any shares of 8% Preferred Stock;

           (iii) in the case of any issuance of shares of Common Stock sold to the public in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, where the price at which such shares of Common Stock are sold to the public is not less than 95% of the Daily Market Price of the Common Stock on the date of pricing of such public offering;

           (iv) in the case of issuances in any fiscal year of the Company to employees of the Company of either shares of Common Stock or options or warrants to acquire shares of Common Stock, but only to the extent that the aggregate number of shares of Common Stock so issued to employees in such fiscal year plus the aggregate maximum number of shares of Common Stock ever issuable upon exercise of options or warrants so issued to employees in such fiscal year does not exceed 1.5% of the aggregate number of outstanding shares of Common Stock as of the end of the immediately preceding fiscal year of the Company;

           (v) in the case of any issuance of shares of Common Stock upon the exercise of options or warrants, upon issuance of which options or warrants no adjustment to the Conversion Price was made by virtue of subsection
     (n)(iv) of this section 4.2; or

           (vi) in the case of any issuance of shares of Common Stock upon the exercise of options or warrants held on the Original Issue Date by employees of the Company, but only to the extent that the aggregate number of shares of Common Stock so issued upon exercise of such options or warrants held on the Original Issue Date by such employees does not exceed 497,300 in the aggregate.

     4.3.  Rights Offering; Special Dividends.
           -----------------------------------

     (a) If during the Exercise Period the Company shall effect an offering of securities pro rata among the holders of its Common Stock, the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and such holder were, at the time of any such rights offering, then a holder of that number of Warrant Shares to which such holder is then entitled on the exercise hereof.

     (b) In the event during the Exercise Period the Company shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation, dissolution or winding up or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock, or (ii) other
                          ----- ----
assets (excluding cash dividends or distributions), then and in each such event, provision shall be made so that the holder of this Warrant shall receive upon exercise hereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which such holder would have received had this Warrant been exercised for such shares of Common Stock on the date of such event.

4.4.  Certificates and Notices.
      -------------------------

     (a)   Adjustments to Exercise Price.  As promptly as practicable (but in
           -----------------------------
any event not later than five days) after the occurrence of any event requiring any adjustment under this section 4 to the Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), the Company shall, at its expense, deliver to the holder of this Warrant either (i) an Officers' Certificate or (ii) a certificate signed by a
                -                               --
firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant after giving effect to such adjustment. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this section 4.

     (b)   Extraordinary Corporate Events.  If and whenever the Company
           ------------------------------
subsequent to the date hereof shall propose to (i) pay any dividend to the
                                                -
holders of shares of Common Stock or to
make any other distribution to the holders of shares of Common Stock (including, without limitation, any cash dividend), (ii) offer to the holders of shares of
                                         --
Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, (iii) effect any reclassification
                                                ---
of the shares of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), (iv)
                                                                        --
engage in any reorganization or recapitalization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), (v) consummate any sale,
                                                   -
transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, (vi) effect any other transaction
                                           --
which might require an adjustment to the Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), including, without limitation, any transaction of the kind described in section 4.2(g) or (vii) commence or effect the liquidation, dissolution or
                      ---
winding up of the Company, then, in each such case, the Company shall deliver to the holder of this Warrant an Officers' Certificate giving notice of such proposed action, specifying (A) the date on which the stock transfer books of
                             -
the Company shall close, or a record shall be taken, for determining the holders of shares of Common Stock entitled to receive such dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, transaction, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which
                                                       -
it is expected that holders of shares of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such Officers' Certificate shall be delivered in the case of any action covered by clause (i) or (ii) above, at least 30 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in any other case, at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of shares of Common Stock entitled to receive such securities or other property.

     (c)   Effect of Failure.  Failure to give any certificate or notice, or any
           -----------------
defect in any certificate or notice required under this section 4.4 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of Warrant Shares purchasable upon exercise of this Warrant.

     5.    Registration Rights, etc. Reference is hereby made to section 9 of
           -------------------------
the Securities Purchase Agreement for certain provisions relating to the registration rights of the holders of the Registrable Shares (as defined in the Securities Purchase Agreement).

     6.    Reservation of Common Stock. The Company will at all times reserve
           ---------------------------
and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of shares of Common Stock (and/or Other Securities) equal to the number of shares of Common Stock (and/or Other Securities) issuable upon the exercise of this Warrant. All such shares of Common Stock (and/or Other Securities) shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued and fully paid and nonassessable with no liability on the part of the holders thereof.

7.   Various Covenants of the Company.
     ---------------------------------

     7.1.  No Impairment or Amendment.  The Company shall not by any action
           --------------------------
including, without limitation, amending its Articles of Incorporation, any reorganization, recapitalization, transfer of capital stock or assets, consolidation, merger, liquidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any Warrant Shares
                        -
issuable upon exercise of this Warrant to be greater than the amount payable therefor upon such exercise, (b) will take all such action as may be necessary
                              -
or appropriate in order that the Company may validly issue fully paid and nonassessable Warrant Shares, (c) will obtain and maintain all such
                               -
authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under this Warrant, (d) will not issue any capital stock or enter
                                 -
into any agreement the terms of which would have the effect, directly or indirectly, of preventing the Company from honoring its obligations hereunder and (e) will not amend or modify any term, condition or provision of its
     -
Articles of Incorporation or by-laws in a manner which is, or could reasonably be expected to be, materially adverse to the interests of any holder of Warrants and/or Warrant Shares.

     So long as any Warrants or Warrant Shares are outstanding, the Company will acknowledge in writing, in form satisfactory to any holder of any such security, the continued validity of the Company's obligations hereunder.

     7.2.  Listing on Securities Exchanges, etc.  At all times following the
           ------------------------------------
exercise of this Warrant, the Company will maintain the listing of all Warrant Shares on each securities exchange or market or trading system on which the Common Stock (or Other Securities) are then or at any time thereafter listed or traded.

     7.3.  Anti-Dilution Provisions.  If the Company issues any Stock Purchase
           ------------------------
Rights or Convertible Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Warrant, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

     7.4.  Indemnification.  Without limiting the generality of any provision
           ---------------
of the Securities Purchase Agreement or any of the other Operative Documents, the Company shall indemnify, save and hold harmless the holder of this Warrant and the holder of any Warrant Shares from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses reasonably incurred by such holder in connection with preserving and/or enforcing any of the terms hereof.

     7.5.  Certain Expenses.  The Company shall pay all expenses in connection
           ----------------
with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of this Warrant and any Warrant Shares.

     8.    Miscellaneous.
           -------------
     8.1.  Nonwaiver. No course of dealing or any delay or failure to exercise
           ---------
any right, power or remedy hereunder on the part of the holder of this Warrant or of any Warrant Shares shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

     8.2.  Amendment.  Any term, covenant, agreement or condition of this
           ---------
Warrant may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), in writing by the holder hereof, provided that no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     8.3.  Communications.  All communications provided for herein shall be
           --------------
delivered, mailed or sent by facsimile transmission addressed in the manner and shall be effective as of the time specified in the Securities Purchase Agreement.

     8.4.  Like Tenor.  All Warrants shall at all times be identical, except
           ----------
as otherwise specified in section 3.1 and except as to the preamble to each Warrant, the definition of Applicable Redemption Multiple, and Schedule I.

     8.5.  Remedies.  The Company stipulates that the remedies at law of the
           --------
holder or holders of this Warrant and/or of any Warrant Shares in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. No remedy conferred in this Warrant on the holder of any Warrant or Warrant Shares is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other agreement, document or instrument or now or hereafter existing at law or in equity or by statute or otherwise.

     8.6.  Successors and Assigns.  This Warrant and the rights evidenced
           ----------------------
hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder or holders of this Warrant and, as applicable, of any Warrant Shares, to the extent provided herein, and shall be enforceable by such holder or holders.

     8.7.  Governing Law.  This Warrant, including the validity hereof and the
           -------------
rights and obligations of the Company and of the holder hereof and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     8.8.  Headings; Entire Agreement; Partial Invalidity, etc.  The table of
           ---------------------------------------------------
contents to and headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant, together with the other Operative Documents, embodies the entire agreement and understanding between the holder hereof and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Warrant or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


     [The remainder of this page is left blank intentionally.]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as an instrument under seal and to be attested by its duly authorized officers as of the date first above written.


                              EVERGREEN RESOURCES, INC.


                              By:
                                 ------------------------------------
                                              (Title)

                           FORM OF NOTICE OF EXERCISE

               (To be executed only upon partial or full exercise
                         of the within Class B Warrant)



     The undersigned registered holder of the within Class B Warrant irrevocably
exercises the within Class B Warrant for and purchases                 shares of
                                                       ---------------
Common Stock (or Other Securities) [Specify applicable kind of securities] of
                                   ---------------------------------------
EVERGREEN RESOURCES, INC. and herewith makes payment therefor in the amount of
$     , all at the price, in the manner and on the terms and conditions
 -----
specified in the within Class B Warrant, and requests that a certificate (or
certificates in denominations of       shares) for such shares hereby purchased
be issued in the name of and delivered to (choose one) (a) the undersigned or
                                                        -
(b)          ,whose address is                               and, if such
 - ----------                  ------------------------------
shares shall not include all the Warrant Shares issuable as provided in the within Class B Warrant, that a new Class B Warrant of like tenor for the number of Warrant Shares not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) , whose address is
                           -                      -
                                          .
- ------------------------------------------


Dated:                ,        .
       ---------------- -------


                              [                                              ]


                              By
                                 --------------------------------------------
                                 (Signature of Registered Holder)


NOTICE: The signature on this Notice of Exercise must correspond with the name as written upon the face of the within Class B Warrant in every particular, without alteration or enlargement or any change whatever.

                               FORM OF ASSIGNMENT

                    (To be executed only upon the assignment
                         of the within Class B Warrant)



     FOR VALUE RECEIVED, the undersigned registered holder of the within Class B Warrant hereby sells, assigns and transfers unto
                                                 ------------------------------,
whose address is
                 --------------------------------------------------------------,
all of the rights of the undersigned under the within Class B Warrant, with
respect to          shares of Common Stock (or Other Securities) [Specify
          ----------                                             --------
applicable kind of securities] of EVERGREEN RESOURCES, INC. and, if such shares
- ------------------------------
shall not include all the Warrant Shares issuable as provided in the within Class B Warrant, that a new Class B Warrant of like tenor for the number of Warrant Shares not being transferred hereunder be issued in the name of and delivered to [choose one] (a) the undersigned or (b)
             ------------  -                      - -------------------------,
whose address is                                                             ,
                 ------------------------------------------------------------
and does hereby irrevocably constitute and appoint
                                                   ---------------------------
Attorney to register such transfer on the books of EVERGREEN RESOURCES, INC. maintained for the purpose, with full power of substitution in the premises.



Dated:                  ,      .
       ------------------ -----



                                          [                         ]



                                          By
                                            -----------------------------------
                                             (Signature of Registered Holder)


NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Class B Warrant in every particular, without alteration or enlargement or any change whatever.

                                   SCHEDULE I

                [To be completed by the holder of this Warrant]

                The Warrant Trigger Date is:
                                                ------------------
                The Adjusted Initial Number is:
                                                ------------------